Exhibit 10.1

EXECUTION VERSION

October 3, 2019

BRISTOW EQUIPMENT LEASING LTD.

as Debtor and Debtor-in-Possession, as Borrower

BRISTOW GROUP INC.

as Debtor and Debtor-in-Possession, as Guarantor

PK AIRFINANCE S.À R.L.

as Agent

PK AIRFINANCE S.À R.L.

as Security Trustee

and

PK TRANSPORTATION FINANCE IRELAND LIMITED,

as the sole Lender on the date hereof

OMNIBUS AGREEMENT

THIS OMNIBUS AGREEMENT (this “Agreement”) is dated as of October 3, 2019

BETWEEN:

(1)	BRISTOW EQUIPMENT LEASING LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands, as Debtor and Debtor-in-Possession (the “Borrower”);

(2)	BRISTOW GROUP INC., a Delaware corporation, as Debtor and Debtor-in-Possession (the “Guarantor”);

(3)	PK AIRFINANCE S.À R.L., in its capacity as agent for the Lenders (the “Agent”) and in its capacity as security trustee for the Lenders (the “Security Trustee”); and

(4)	PK TRANSPORTATION FINANCE IRELAND LIMITED, the sole Lender on the date hereof (the “Original Lender”);

(hereinafter collectively referred to the “Parties” each a “Party”).

WHEREAS:

(A)

The Borrower, the Agent, the Security Trustee and the Original Lender entered into a Credit Agreement dated as of July 17, 2017 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) providing for the advance by the Original Lender of Loans.

(B)	The Parties intend to extend the maturity of the Loans, increase the principal amount of the Loans and amend the Credit Agreement and certain other Loan Documents on the terms of this Agreement.

NOW THEREFORE, the Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Capitalized terms used, but not defined, in this Agreement shall have the respective meanings ascribed to them in the Credit Agreement (including terms incorporated therein by reference).

1.2

In this Agreement, unless the context otherwise requires: (a) references to clauses and schedules are to be construed as references to the clauses of, and schedules to, this Agreement and references to this Agreement include its schedules; (b) references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as may be amended or supplemented from time to time; (c) words importing the plural shall include the singular and vice versa and words importing a gender shall include any gender; (d) references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended; and (e) the terms “including” and “includes” are not limiting and mean “including, without limitation”.

“Bankruptcy Court” shall mean the United States Bankruptcy Court for the Southern District of Texas having jurisdiction over the Chapter 11 Case.

“Chapter 11 Case” shall mean the jointly administered cases under chapter 11 of Bankruptcy Code styled In re Bristow Group Inc., et al., Case No. 19-32713 (DRJ) (Jointly Administered).

“Qualified Plan” shall mean a plan that (i) implements the transactions contemplated by the Term Sheet, on the terms and conditions set forth in the Term Sheet, and (ii) confirms the assumption pursuant to Section 365 of the Bankruptcy Code and the reinstatement, as applicable, of the Credit Agreement and the Leases (and the other Amended Facility Documents, as defined in the Term Sheet), (iii) provides for the treatment of the PK Air Credit Facility Claims and the MAG Lease Obligation Claims (as those terms are defined in the Filed Plan) as set forth in the Filed Plan, (iv) provides for any payments and performance required under the Credit Agreement and the Leases (and the other Amended Facility Documents, as defined in the Term Sheet), and (v) incorporates, and is consistent with, the terms of the TSA Approval Order and is otherwise reasonably acceptable to the Milestone Parties. For the avoidance of doubt, the Milestone Parties agree that, upon the entry of the TSA Court Order and the occurrence of the TSA Approval Date, the Filed Plan is a Qualified Plan; provided, however, if the Filed Plan is amended or modified in any way that adversely affects any of the rights, claims or protections of any of the Milestone Parties, then the Filed Plan shall no longer be a Qualified Plan.

“Term Sheet” shall mean the Term Sheet, dated as of August 30, 2019 among, inter alios, the Guarantor, the Agent and the Lenders, made binding on the parties by the TSA Court Order.

“TSA Court Order” shall mean the Order Granting Debtors’ Motion to Approve Term Sheet with PK AirFinance S.À R.L. and The Milestone Aviation Group Limited, entered on September 23, 2019, by the United States Bankruptcy Court for the Southern District of Texas, Houston Division, In re: BRISTOW GROUP INC., et al, Debtors, in Chapter 11, Case No. 19-32713, Docket No. 698.

2.	AMENDMENTS AND WAIVERS

2.1	With effect from the Agreement Effective Date:

(a)

each Loan under the Credit Agreement shall be increased by the amount set forth for such Loan in the column entitled “Principal Increase” in the table set forth in Schedule 2 hereto and the maturity of each Loan shall be extended by eighteen (18) months;

(b)	the repayment schedule set forth in Annex 1 of each Loan Supplement in respect of a Loan shall be replaced by the repayment schedule for such Loan attached to Exhibit A hereto;

(c)	Section 4.10(a) of the Credit Agreement shall be amended by deleting the period at the end of clause (v) and inserting the following proviso at the end of Section 4.10(a):

“provided that, if, during the 6 month period from and including and immediately following Effective Date (as defined in the Amended Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. and Its Debtor Affiliates, As Modified, dated August 22, 2019 [Docket No. 589]), the Loans (including the principal increase amounts effected pursuant to the Omnibus Agreement and including accrued unpaid interest) are refinanced by prepayment in full, no Prepayment Fee shall be payable in respect of the prepayment of the Loans in connection with such refinancing.”

(d)	Section 4.10(b) of the Credit Agreement shall be amended by inserting the following sentence at the end of Section 4.10(b):

“For the avoidance of doubt, to the extent that (A) the Term Sheet dated as of August 30, 2019 between, inter alios, the Guarantor, the Agent, the Security Trustee and the Lenders, (B) the Omnibus Agreement or (C) the transactions contemplated thereby, in each case, are characterized as a prepayment of any of the Loans under the Credit Agreement, no Prepayment Fee shall be payable in connection thereto.”

(e)	Section 8.1(a) of the Credit Agreement shall be deleted and replaced with the following:

“(a) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year of the Guarantor (or, in the case of the Fiscal Year ending March 31, 2019, by October 31, 2019), a copy of the annual audit report for such Fiscal Year for the Guarantor and its Subsidiaries, containing a consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the Guarantor and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year (without qualification as to scope of audit or any going concern explanation or limitation), accompanied by a certificate from the Guarantor’s certified public accountant stating that such financial statements fairly present in all material respects the financial condition and the results of operations of the Guarantor and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP;”

(f)	Section 8.1(b) of the Credit Agreement shall be deleted and replaced with the following:

“(b)

as soon as available and in any event within forty five (45) days after the end of each Fiscal Quarter of the Guarantor (or, in the case of the Fiscal Quarters ending June 30, 2019 and September 30, 2019, by December 31, 2019), an unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Guarantor’s previous Fiscal Year.”

(g)

Section 8.31(a) of the Credit Agreement is hereby amended to delete the introductory clause “Within thirty (30) days after the relevant Borrowing Date,” and replace it with the following: “Promptly upon being provided with nameplates by the Agent,”.

(h)	Section 9.1(e) of the Credit Agreement shall be amended by inserting the following proviso at the end of the clause (before the semi-colon):

“provided that such thirty (30) day cure period shall not apply in respect of any breach by the Borrower of (A) Section 8.1(a) with respect to the Fiscal Year ending March 31, 2019 or (B) Section 8.1(b) with respect to the Fiscal Quarters ending June 30, 2019 or September 30, 2019;”

(i)	Appendix A to the Credit Agreement and the Intercreditor Agreement shall be amended as follows:

(i)	the definition of “Balloon Amount” shall be deleted and replaced with the following:

““Balloon Amount” means, in respect of a Loan, the amount set forth for such Loan in the column entitled “Balloon after 18m extension + after increase” in the table set forth in Schedule 2 of the Omnibus Agreement.”

(ii)	the definition of “Borrower Guarantee and Indemnity Cap” shall be deleted and replaced with the following:

““Borrower Guarantee and Indemnity Cap” means, on any date, the lesser of:

(a)	the PV of Operating Leases of the MAG Leases, determined as of the most recent practicable date;

(b)

the greater of (i) 3.5% of the Consolidated Net Tangible Assets of the Guarantor and its Subsidiaries (determined by reference to the latest Bristow Consolidated Net Tangible Assets Certificate delivered by the Guarantor to the Security Trustee pursuant to the Bristow Guarantee) and (ii) forty million Dollars ($40,000,000), provided that such Borrower Guarantee and Indemnity Cap shall be reduced on a dollar for dollar basis as and when the $17,312,742 increase in the aggregate amount of the Loans effected pursuant to the Omnibus Agreement is repaid to the Lenders”

(iii)	in the definition of “Final Repayment Date”, the words “seventy (70) months” shall be replaced by the words “eighty eight (88) months”;

(iv)	in the definition of “Lease Documents”, the words “the Lessee Security Agreement” shall be replaced by the words “the relevant Lessee Security Agreement”;

(v)	the definition of “Lessee” shall be deleted and replaced with the following: “”Lessee” means any or both, as the context may require, of BriLog Leasing Ltd. and Bristow Caribbean Limited.”

(vi)	the definition of “Lease Agreement” shall be deleted and replaced with the following:

““Lease Agreement” means, with respect to an Aircraft, the lease agreement entered into or to be entered into, as the context may require, between the Borrower and a Lessee in respect of such Aircraft.”

(vii)

in paragraph (f) of the definition of “Leasing Conditions”, the words “the Lessee” shall be replaced by the words “any Lessee” and in paragraph (i) of the definition of “Leasing Conditions”, the words “the Lessee” shall be replaced by the words “the relevant Lessee”;

(viii)	the definition of “Lessee Security Agreement” shall be deleted and replaced with the following:

““Lessee Security Agreement” means each lessee security agreement entered into or to be entered into, as the context requires, between the relevant Lessee and the Borrower, as supplemented from time to time pursuant to each Lessee Security Agreement Supplement.”

(ix)	in the definition of “Lessee Security Agreement Property”, the words “the Lessee Security Agreement” shall be replaced by the words “the relevant Lessee Security Agreement”;

(x)	the definition of “Lessee Security Agreement Supplement” shall be deleted and replaced with the following:

““Lessee Security Agreement Supplement” means, in respect of an Aircraft, the lessee security agreement supplement entered into or to be entered into, as the context requires, between the relevant Lessee and the Borrower in respect of such Aircraft in substantially the form set forth in the schedule to the applicable Lessee Security Agreement.”

(xi)	in the definition of “Loan Documents”, the words “the Omnibus Agreement” shall be inserted after the words “Credit Agreement”;

(xii)	the definition of “MAG Lease” shall be deleted and replaced with the following:

““MAG Lease” means (i) any lease agreement entered into on or prior to the date of the Credit Agreement in relation to any present or future leasing of aircraft and/or engines provided by or on behalf of MAG or any Affiliate thereof (including any owner trust of which MAG or any Affiliate of MAG is the beneficiary), for or for the benefit of any Lessee and (ii) any other lease agreement which MAG and any Lessee may agree from time to time in writing is a “MAG Lease” for the purposes of the Loan Documents, the MAG Lease Documents and the MAG Lease Restructuring Documents.”

(xiii)	the definition of “MAG Lease Restructuring Agreement” shall be deleted and replaced with the following:

““MAG Lease Restructuring Agreement” means a restructuring agreement between MAG and/or or any Affiliate thereof (including any owner trust of which MAG or any Affiliate of MAG is the beneficiary) and the relevant Lessee and/or or any Affiliate thereof (including any owner trust of which the Lessee or any Affiliate of the relevant Lessee is the beneficiary) in relation to the amendment of certain of the MAG Leases.”

(xiv)	in the definition of “Maintenance Program”, the words “the Lessee’s” shall be replaced by the words “the relevant Lessee’s”;

(xv)	the following new definition shall be inserted after the definition “OFAC”:

““Omnibus Agreement” means the Omnibus Agreement dated as of October 3, 2019 between, inter alios, the Borrower, the Agent, the Security Trustee and the Lenders.”

(xvi)	the definition of “PBH Extension Date” shall be amended by deleting the period at the end thereof and by adding the following proviso at the end thereof:

“; provided, however, that, with respect to the AW139 Airframes and the AW189 Airframes, “PBH Extension Date” shall mean the date falling two hundred and forty (240) days after September 23, 2019.”

(xvii)

in paragraph (f) of the definition of “Permitted Liens”, the words “the Lessee” shall be replaced by the words “any Lessee” and in paragraph (i) of the definition of “Permitted Liens”, the words “the Lessee” shall be replaced with the words “the relevant Lessee”;

(xviii)	in paragraphs (e), (f) and (g) of the definition of “Permitted Short Term Jurisdiction”, the words “the Lessee” shall be replaced by the words “the relevant Lessee”;

(xix)	in the definition of “Redomestication”, the words “the Lessee” shall be replaced by the words “any Lessee’s”;

(xx)	in the definition of “Registration Certificate”, the words “the Lessee” shall be replaced by the words “the relevant Lessee”;

(xxi)

in the definition of “Registration Requirements”, the words “the Lessee’s” shall be replaced by the words “the relevant Lessee’s” and the words “the Lessee” shall be replaced by the words “the relevant Lessee”;

(xxii)	in the definition of “Required Coverages”, the words “the Lessee” shall be replaced by the words “any Lessee”;

(xxiii)	the definition of “Responsible Officer” shall be deleted and replaced with the following:

““Responsible Officer” shall mean any of the manager, managing member, president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer, the controller or a vice president or any other officer or legal personnel of any Obligor, any Lessee or any Sublessee, Sub-Sublessee or Sub-Sub-Sublessee or such other representative of such Obligor, such Lessee, such Sublessee, Sub-Sublessee or Sub-Sub-Sublessee as may be designated in writing by any one of the foregoing with the consent of the Agent.”

(xxiv)	the definition of “Sublease Agreement” shall be deleted and replaced with the following:

“Sublease Agreement” means, with respect to an Aircraft, any sublease agreement entered into or to be entered into, as the context may require, between a Lessee and a Sublessee in respect of such Aircraft.”

(xxv)	in the definition of “Sublease Agreement Property”, the words “the Lessee” shall be replaced by the words “the relevant Lessee”;

(xxvi)	in the definition of “Sublessee”, the words “the Lessee” shall be replaced by the words “a Lessee”;

(xxvii)	in the definition of “Sublessee Security Agreement”, the words “the Lessee” shall be replaced by the words “the relevant Lessee”;

(xxviii)	the definition of “Sublessee Security Agreement Property” shall be deleted and replaced with the following:

““Sublessee Security Agreement Property” means, in respect of an Aircraft, all of the right, title and interest, present and future, of the relevant Lessee in and to any security agreement between such Lessee and any relevant Sublessee pursuant to which such Sublessee (as sub-sublessor) assigned all of its right title and interest, present and future, in and to any Sub-Sublease Agreement in respect of such Aircraft between such Sublessee and any relevant Sub-Sublessee.”

(xxix)	in the definition of “Sublessee Security Agreement Supplement”, the words “the Lessee” shall be replaced by the words “the relevant Lessee”;

(xxx)	in the definition of “Subordination Agreement”, the words “the Lessee’s” shall be replaced by the words “the relevant Lessee’s”; and

(xxxi)	in paragraphs (c) and (d) of the definition of “Total Loss”, the words “the Lessee” shall be replaced by the words “the relevant Lessee”;

(j)

the words “the Lessee” shall be replaced by the words “the relevant Lessee” in Sections 4.7(b)(iii)(A)(2), 4.8, 8.7. 8.27(b) 8.28, 8.29(ii) and 9.1(t) of the Credit Agreement, Part C of Schedule 2 to the Credit Agreement and paragraph 1(b)(vi)(D) of Schedule IV to the Credit Agreement;

(k)	the words “the Lessee” shall be replaced by the words “a Lessee” in Sections 4.12(e)(ii), 8.23, 8.26(a), 8.26(b) and the opening line of 8.26(c) and the fourth line of 8.26(d) of the Credit Agreement;

(l)

the words “the Lessee” shall be replaced by the words “any Lessee” in Sections 6.5(a)(iv), 7.11, 8.2(d), 8.3, the sixteenth line of 8.20, 8.26(c)(i), 8.27(a), 9.1(g), (k) to (m), (o) and (q) of the Credit Agreement;

(m)

the words “the Lessee” shall be replaced by the words “each Lessee” in Sections 7.9(e), 7.12, 8.6, the third and seventh lines of 8.20 and 8.21 of the Credit Agreement, paragraphs 6 and 7 of Part A of Schedule 2 to the Credit Agreement and paragraph 2 of Part B of Schedule 2 to the Credit Agreement;

(n)	the words “the Lessee” shall be replaced by the word “Lessee” in Section 8.8 of the Credit Agreement;

(o)	the words “the Lessee” shall be replaced by the words “such Lessee” in the sixth line of Section 8.26(d) of the Credit Agreement;

(p)	the words “the Lessee’s” shall be replaced by the words “the relevant Lessee’s” in Section 8.29 of the Credit Agreement;

(q)	the words “Lessee Security Agreement” shall be replaced by the words “the relevant Lessee Security Agreement” in Part B and Part C of Schedule 2 to the Credit Agreement;

(r)	the words “the Lessee” shall be replaced by the words “any Lessee” in Sections 6.2.2 and 18 of the Intercreditor Agreement;

(s)	the words “the Lessee Security Agreement” shall be replaced by the words “the relevant Lessee Security Agreement” in Sections 9.1.1(f), (h) and (j) of the Intercreditor Agreement;

(t)	the words “each of the Lessee” shall be replaced by the words “each Lessee” in Sections 9.2.2 of the Intercreditor Agreement; and

(u)

words “the Lessee” shall be replaced by the words “any Lessee” in Section 10.2.1(a) of the Intercreditor Agreement and the words “the Lessee” shall be replaced with the words “such Lessee” in the final paragraph of Section 10.2.1 of the Intercreditor Agreement.

2.2

The Agent, the Security Trustee and the Lenders hereby agree that: (i) any Loan Events of Default under Sections 9.1(g), (h), (k) and (m) of the Credit Agreement resulting from the Chapter 11 Case are hereby waived during the pendency of the Chapter 11 Case; provided however, that during the pendency of the Chapter 11 Case the Parties hereto agree that a Liquidation Event of Default or a Plan Event of Default, as each such term is defined in the Term Sheet, shall constitute a Loan Event of Default under the Credit Agreement, (ii) no Default Interest is due or shall be charged as a result of any of the waived Loan Events of Default in clause (i) hereof; and (iii) the foregoing waivers in clauses (i) and (ii) shall be deemed to be permanent waivers for the purposes of Section 4 of Part B, Interpretation, of Appendix A to the Credit Agreement.

2.3

Without limiting the Borrower’s and Guarantor’s obligations to comply within the applicable timeframes (but without such compliance constituting a condition to the waivers, as such compliance obligations are covenants for future performance) (i) for installing such nameplates as provided in the amendments to the Credit Agreement set forth in this Agreement, (ii) for providing such PBH Agreements or PBH Tripartite Agreements as provided in the amendments to the Credit Agreement set forth in this Agreement, and (iii) for meeting their respective financial reporting obligations and related obligations as provided in the amendments to the Credit Agreement set forth in this Agreement, and for complying with applicable law in connection therewith, the Agent, the Security Trustee and the Lenders hereby waive and agree that the following are each a permanent waiver for the purposes of Section 4 of Part B, Interpretation, of Appendix A to the Credit Agreement, and that no Default Interest is due or shall be charged as a result thereof: (i) any Loan Defaults and Loan Events of Default under the Credit Agreement resulting from the Borrower’s failure timely to install nameplates on each Aircraft, in accordance with the requirements of, and pursuant to, Section 8.31 of the Credit Agreement prior to the effectiveness of this Agreement and any failure to give notice in connection therewith; (ii) any Loan Defaults and Loan Events of Default under the Credit Agreement resulting from the Borrower’s failure to provide PBH Agreements or the PBH Tripartite Agreements in respect of the AW139 Airframes and the AW189 Airframes as required under Section 3.3 of the Credit Agreement prior to the effectiveness of this Agreement and any failure to give notice in connection therewith; (iii) any Loan Defaults and Loan Events of Default under the Credit Agreement resulting from the Borrower’s failure timely to meet its financial reporting obligations as required under Section 8.1(a) and 8.1(b) of the Credit Agreement prior to the effectiveness of this Agreement and any failure to give notice in connection therewith; (iv) any Loan Defaults and Loan Events of Default under the Credit Agreement resulting from the Borrower’s failure to comply with the related obligations set forth in Section 8.1(c)-8.1(e) of the Credit Agreement prior to the effectiveness of this Agreement and any failure to give notice in connection therewith; (v) any Loan Defaults and Loan Events of Default under the Credit Agreement resulting from Guarantor’s failure timely to meet its financial reporting obligations as set forth in Section 4.10 of the Bristow Guarantee and Guarantor’s related obligation in Section 4.09 of the Bristow Guarantee, prior to the effectiveness of this Agreement and any failure to give notice in connection with any of the foregoing; and (vi) any Loan Defaults and Loan Events of Default under the Credit Agreement resulting from the Borrower’s breach of its covenant to comply with applicable laws insofar as such breach is related to the Guarantor’s obligation to file its Form 10-K for the fiscal year ended March 31, 2019 and its Form 10-Q for the quarter ended June 30, 2019 at the U.S. Securities and Exchange Commission prior to the effectiveness of this Agreement, until such time as the financial obligations of the Borrower under Sections 8.1(a) and 8.1(b) of the Credit Agreement and related obligations under Section 8.1(c)-8.1(e) of the Credit Agreement are required to be fulfilled (after giving effect to this Agreement) and the financial obligations of the Guarantor under Section 4.10 of the Bristow Guarantee and related obligation under Section 4.09 of the Bristow Guarantee are fulfilled (after giving effect to this Agreement) and any failure to give notice in connection therewith. The Agent, the Security Trustee and the Lenders hereby acknowledge that, to their knowledge and the knowledge of the other Milestone Parties (as defined in the Term Sheet), as of the date of the Term Sheet, after giving effect to such amendments set forth in this Agreement, and except as provided in the Term Sheet, no Loan Event of Default existed and no Default Interest was being charged.

2.4

The Parties agree that the covenants set forth in Sections 8.6(i), 8.7, 8.9, 8.19, and 8.33 of the Credit Agreement shall each be amended to add the following language at the beginning of each such covenant: “Subject, during the pendency of the Chapter 11 Case, to any applicable Bankruptcy Law, the terms of the TSA Order, and any required approvals of the Bankruptcy Court, but without waiving any right or remedy of the Agent, the Security Trustee or Lenders,”. The Parties agree that, during the pendency of the Chapter 11 Case, any notice received by the Milestone Parties (as defined in the Term Sheet) filed with the Bankruptcy Court in connection with the Chapter 11 Case (a “Court-Related Notice”), shall be deemed to have satisfied the Borrower’s obligation to provide notice pursuant to Section 8.2(d) with respect to the subject matter of such Court-Related Notice.

2.5

Various Affiliates of the Borrower have other agreements relating to Financial Indebtedness not owing under the Credit Agreement or any other Loan Document or under the Lease Restructuring Agreement or any lease agreement or other related agreement with MAG and its subsidiaries including any trust of which MAG or its subsidiaries is a beneficiary (such other agreements, the “Other Agreements”), which have one or more covenants requiring the delivery of the Guarantor’s and/or such Affiliate’s annual and quarterly financial statements and related certificates within certain time periods following fiscal year and quarter ends (the “Other Financial Reporting Covenants”) and which also have one or more Events of Default (as defined in the Other Agreements) relating to bankruptcy, insolvency, and inability to pay debts as they become due (“Other Bankruptcy Events of Default”). In addition, the Bankruptcy Court has, and may during the pendency of the Chapter 11 Case, make, such orders as may affect the Other Agreements, the collateral pledged to secure such Other Agreements (if any), and the rights of third parties in respect of Other Agreements, which may give rise to defaults of Events of Default (as defined in the Other Agreements) under the relevant Other Agreements (the “Bankruptcy Court Actions”). Such Affiliates of the Borrower are requesting waivers of any Loan Default or Loan Event of Default arising as a result of (i) any breach of the Other Financial Reporting Covenants occurring or continuing on or prior to October 31, 2019, with respect to the Guarantor’s annual financial statements for the fiscal year ended March 31, 2019 and December 31, 2019, with respect to the Guarantor’s quarterly financial statements for the period ended June 30, 2019; (ii) the Other Bankruptcy Events of Default resulting from the Chapter 11 Case; and (iii) the Bankruptcy Court Actions. The Agent, the Security Trustee and the Lenders hereby agree to waive (i) any Loan Default or Loan Event of Default arising as a result of a cross-default attributable to the breach of the Other Financial Reporting Covenants, provided that such waiver is not a waiver of any Loan Default or Loan Event of Default arising as the result of the acceleration of the maturity of Indebtedness under the Other Agreements resulting from breaches of the Other Financial Reporting Covenants; (ii) any Loan Default or Loan Event of Default arising as a result of a cross-default attributable to Other Bankruptcy Events of Default resulting from the Chapter 11 Case so long as the Financial Indebtedness relating thereto is the subject of or otherwise covered by a Qualified Plan; and (iii) any Loan Default or Loan Event of Default arising as a result of a cross-default attributable to Bankruptcy Court Actions so long as the Financial Indebtedness relating thereto is the subject of or otherwise covered by a Qualified Plan. The waiver in clause (i) of this Section 2.5 shall take effect as of September 30, 2019 but shall be subject to the condition that the Borrower timely provides the financial statements required under Section 8.1 (a) and (b) of the Credit Agreement (as amended by the Agreement).

2.6

Each of the Parties hereto hereby consents to the amendment of the Lease Restructuring Agreement and to the amendment of each of the Leases listed on Schedule I to such amendment in substantially the form set forth in Exhibit [B] hereto.

2.7

The effectiveness of the amendments, waivers and consents contemplated by Sections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6 above is conditioned upon, and such amendments shall not be effective until, the conditions precedent set forth in Schedule 1 hereto have been satisfied to the reasonable satisfaction of the Agent (the date on which such conditions precedent are satisfied to the reasonable satisfaction of the Agent, the “Agreement Effective Date”).

Within five (5) Business Days of the Agreement Effective Date, (i) the Parties agree to execute and deliver the separate amendments to the leases in respect of the Leased Aircraft (as defined in the Term Sheet) as contemplated by the Term Sheet (such separate amendments, collectively, the “MAG Lease Amendments”), including, without limitation, with respect to aircraft with serial numbers 920212 and 920157; (ii) Borrower and Guarantor agree to arrange for, and provide to, MAG (A) a Louisiana local counsel opinion from Phelps Dunbar with respect to Bristow U.S. LLC (“BUS”), as such opinion relates to First Amendment to Lease Restructuring Agreement and the MAG Lease Amendments to which BUS is a party and covering matters similar in scope to the opinions provided on the Agreement Effective Date; (B) an opinion by Maples and Calder, Cayman law advisors, relating to BriLog Leasing Ltd. and the MAG Lease Amendments to which it is a party in substantially in the form of its opinion relating to this Agreement provided on the Agreement Effective Date; and (C) an opinion by Baker Botts L.L.P., Delaware counsel to Guarantor, relating to Guarantor and the MAG Lease Amendments to which it is a party, in substantially in the form of its Delaware opinion relating to this Agreement provided on the Agreement Effective Date; and (iii) the Secured Parties shall have received all fees and other amounts due and payable to the Secured Parties pursuant to this Agreement and the other Loan Documents or the MAG Lease Amendments.

2.8

Each of the Parties hereto agrees that, during the pendency of the Chapter 11 Case, the exercise of rights or remedies of the Agent, the Security Trustee and the Lenders under the Loan Documents is subject to and entitled to the benefits of the provisions of Sections 3.3, 3.5 and 3.6 of the Term Sheet.

3.	REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to each other Party that the following statements are, as of the date hereof, true and correct:

(a)

it is duly organised and validly existing under the laws of its jurisdiction of organisation and has power to conduct its business as presently conducted, to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby;

(b)

subject, in the case of the Borrower and the Guarantor, to the TSA Court Order, it has taken all necessary corporate or partnership action, as applicable, and has obtained all necessary authorisations of any governmental or other authority and has made all filings which are required to authorise it to sign and deliver, and perform the transaction contemplated in, this Agreement; and

(c)

subject, in the case of the Borrower and the Guarantor, to the TSA Court Order, this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of it enforceable against it in accordance with the terms hereof, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.	FURTHER ASSURANCES

Each Party covenants that it will from time to time, at the Borrower’s cost and expense, do such deeds, acts and things as any other Party may reasonably request to give effect to this Agreement. The Borrower and the Guarantor shall use commercially reasonable efforts to have a Qualified Plan confirmed by the Bankruptcy Court in the Chapter 11 Cases.

5.	COSTS AND EXPENSES

The Borrower agrees to bear, and to indemnify the Secured Parties against, all costs and expenses, including but not limited to legal fees, associated with the negotiation and execution of this Agreement and the transactions contemplated hereby, and shall promptly upon demand reimburse the Secured Parties for any such costs and expenses incurred.

6.	SURVIVING OBLIGATIONS; EFFECT OF CONFIRMATION

6.1	Except as specifically amended by this Agreement, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

6.2

On the “Effective Date” of a Qualified Plan, the Loan Documents (including this Agreement) and all obligations thereunder shall be reinstated pursuant to Section 1124 of the Bankruptcy Code and the obligations thereunder and under the Term Sheet shall vest with, and be binding obligations on, the reorganized Borrower and Guarantor.

6.3

It is understood and agreed between the Parties that the execution and delivery of this Agreement and the performance of the Loan Documents as amended hereby shall not, except as expressly provided herein, in any way constitute, or be deemed to constitute, a waiver, express or implied, of any right, power or remedy of the Secured Parties or any obligation of the Borrower or the Guarantor under the Credit Agreement or the other Loan Documents, subject however to Section 3.1 styled “Milestone Release” and Section 3.2 styled “Bristow Release” of the Term Sheet, which shall remain in force and effect in accordance with their respective terms.

7.	LOAN DOCUMENT

The Parties agree that this Agreement is a “Loan Document” under and as defined in the Credit Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns permitted under the Credit Agreement.

8.	GUARANTEE CONFIRMATION

8.1

The Guarantor hereby confirms (i) the Bristow Guarantee in all respects, (ii) that the Guaranteed Obligations (as defined in the Bristow Guarantee) guaranteed under the Bristow Guarantee include all of the obligations of the Borrower under and in connection with the Loan Documents, including this Agreement, and (iii) that the Bristow Guarantee remains in full force and effect.

8.2

The Borrower hereby confirms (i) the Borrower Guarantee and Indemnity in all respects, (ii) that the MAG Lease Obligations (as defined in the Borrower Guarantee and Indemnity) guaranteed under the Borrower Guarantee and Indemnity include, to the extent not exceeding the Borrower Guarantee and Indemnity Cap, all of the obligations from time to time owing to the MAG Parties under and in connection with the MAG Lease Documents as amended and supplemented from time to time (including pursuant to the MAG Lease Amendments (as defined in Schedule 1 hereto) with Lessee (as defined for the purposes of the Borrower Guarantee and Indemnity) and the First Amendment to Lease Restructuring Agreement executed in connection herewith), and (iii) that the Borrower Guarantee and Indemnity remains in full force and effect.

9.	COUNTERPARTS

This Agreement may be executed simultaneously in two or more counterparts and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by fax or electronic mail shall be deemed effective as delivery of an originally executed counterpart. Any party delivering an executed counterpart of this Agreement by fax or electronic mail shall also deliver an originally executed counterpart by mail; however, the failure of any party to deliver an originally executed counterpart of this Agreement shall not affect the validity or effectiveness of this Agreement.

10.	LAW AND JURISDICTION

10.1

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK.

10.2	Sections 11.1, 11.5(b)-(e), 11.6, 11.8, 11.9, 11.10, 11.11, 11.13 and 11.14 of the Credit Agreement are hereby incorporated into this Agreement, mutatis mutandis.

11.	TIME OF THE ESSENCE

The Parties agree that time is of the essence in the payment and performance of the Parties’ obligations under this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BRISTOW EQUIPMENT LEASING LTD., as Borrower

By:	/s/ Geoffrey L. Carpenter
Name: Geoffrey L. Carpenter
Title: Director, Vice President and Treasurer

BRISTOW GROUP INC., as Guarantor

By:	/s/ Geoffrey L. Carpenter
Name: Geoffrey L. Carpenter
Title: Director, Vice President and Treasurer

PK TRANSPORTATION FINANCE IRELAND LIMITED, as Original Lender and sole Lender

By:	/s/ Seamus Fitzgerald
Name: Seamus Fitzgerald
Title: Director

PK AIRFINANCE S.À R.L., as Agent

By:	/s/ Yvonne Chenery
Name: Yvonne Chenery
Title: SVP Contracts

By:	/s/ Per Waldelöf
Name: Per Waldelöf
Title: President

PK AIRFINANCE S.À R.L., as Security Trustee

By:	/s/ Yvonne Chenery
Name: Yvonne Chenery
Title: SVP Contracts

By:	/s/ Per Waldelöf
Name: Per Waldelöf
Title: President

CONSENT OF MAG AGENT:

PK AIRFINANCE S.À R.L., as MAG Agent

By:	/s/ Yvonne Chenery
Name: Yvonne Chenery
Title: SVP Contracts

By:	/s/ Per Waldelöf
Name: Per Waldelöf
Title: President

SCHEDULE 1

CONDITIONS PRECEDENT

1.	A copy of an executed counterpart with an original to follow of this Agreement.

2.

A certificate of the Secretary, Assistant Secretary or a Director of each of the Guarantor and the Borrower attaching and certifying copies of its constitutional documents and of the resolutions of its board of directors, and authorizations, authorizing the execution and delivery of this Agreement and the performance of its obligations hereunder and certifying the name, title and true signature of each of its officers which are authorized to execute this Agreement.

3.

The representations and warranties of the Borrower and the Guarantor contained Section 3 of this Agreement, in each case, shall be true and correct on and as of the Agreement Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and an Officer’s Certificate of the Secretary, Assistant Secretary or a Director of each of the Guarantor and the Borrower shall so certify.

4.	An original legal opinion (or a copy with the original to follow), covering such matters related to the Loan Documents as the Agent shall reasonably request, of:

(a)	Baker Botts L.L.P., legal advisors to the Obligors in the State of New York and the State of Delaware; and

(b)	Maples and Calder, Cayman Islands law legal advisors.

5.	The First Amendment to Lease Restructuring Agreement shall have been executed and delivered by all parties thereto.

6.	The entry of the TSA Court Order.

SCHEDULE 2

LOANS

[Omitted]

EXHIBIT A

REPLACEMENT REPAYMENT SCHEDULES

[Omitted]

EXHIBIT B

FORM OF LEASE AGREEMENT AMENDMENT

[Omitted]